Exhibit 32.2

Certification of Principal Financial Officer

Under Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The undersigned hereby certifies, in her capacity as the Principal Financial Officer of Energy Partners, Ltd. (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

/s/ Tiffany J. Thom
Senior Vice President, Treasurer and Investor Relations (Principal Financial Officer)

Dated: November 9, 2009